Exhibit 5.1

July 26, 2024

Sanara MedTech Inc.

1200 Summit Avenue, Suite 414

Fort Worth, TX 76102

Re:	Registration Statement on Form S-8 of 1,500,000 Shares of Common Stock of Sanara MedTech Inc.

Ladies and Gentlemen:

We have acted as counsel to Sanara MedTech Inc., a Texas corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-8 (the “Registration Statement”) by the Company relating to the registration of 1,500,000 shares (“Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for issuance under the Sanara MedTech Inc. 2024 Omnibus Long-Term Incentive Plan (the “2024 Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Formation of the Company (the “Certificate of Formation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended and/or restated as of the date hereof; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the adoption of the 2024 Plan, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the 2024 Plan; (v) a certificate executed by an officer of the Company, dated as of the date hereof; and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Texas.

We have also assumed that, at the time of the issuance of the Shares: (i) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, (ii) the Company will receive consideration for the issuance of the Shares required by the 2024 Plan and that is at least equal to the par value of the Common Stock, (iii) all requirements of the laws of the State of Texas, the Certificate of Formation and the Bylaws will be complied with, and (iv) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Formation that have not otherwise been issued or reserved for issuance.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that that upon the issuance of the Shares in accordance with the terms of the 2024 Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP

Haynes and Boone, LLP	2801 N. Harwood | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com